SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                  HOWTEK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                  HOWTEK, INC.

                                 21 Park Avenue
                                Hudson, NH 03051

                                                                 August 20, 1999

Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held on Tuesday, September 28, 1999, at 11:30 a.m. in the offices of Tenzer Greenblatt LLP, 14th Floor, 405 Lexington Avenue, New York, NY 10174.

     The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is important. We will appreciate a prompt return of your signed proxy card and hope to see you at the meeting.

                                            Cordially,



                                            Robert Howard
                                            Chairman of the Board of Directors

                                  HOWTEK, INC.

                                 21 Park Avenue
                           Hudson, New Hampshire 03051

                                  -------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 28, 1999
                            ------------------------

To The Stockholders of HOWTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Howtek, Inc. (the "Company") will be held on Tuesday, September 28, 1999, at 11:30 A.M. at the offices of Tenzer Greenblatt LLP, 14th Floor, 405 Lexington Avenue, New York, NY 10174 for the following purposes:

1. To elect six directors to serve on the Company's Board of Directors for a term of one year and until their respective successors have been duly elected and qualified;

2. To amend the Howtek, Inc. 1993 Stock Option Plan to increase the number of shares authorized for issuance under the Plan from 1,000,000 shares of Common Stock, par value, $0.01 per share, to 1,625,000 shares of Common Stock (the "1993 Plan Proposal");

3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to authorize the Board of Directors of the Company to issue Preferred Stock ("Amendment to Certificate Proposal");

4. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ended December 31, 1999; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on July 30, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                            By Order of the Board of Directors,


                                            Connie Webster, Secretary

August 20, 1999

                                  HOWTEK, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 28, 1999


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HOWTEK, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, September 28, 1999, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about August 20, 1999. The costs of soliciting proxies will be borne by the Company. It is estimated that said costs will be nominal.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

                                VOTING SECURITIES

     Only holders of the Company's common stock, par value $.01 per share, (the "Common Stock") at the close of business on July 30, 1999, (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 12,824,206 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

     The six nominees receiving the greatest number of votes cast by the holders of the Company's shares of Common Stock entitled to vote at the meeting will be elected directors of the Company.

     The affirmative vote of a majority of the votes cast at the meeting is necessary for the ratification of the selection of independent auditors.

     The affirmative vote of a majority of the votes cast at the meeting is necessary to approve the increase in the shares authorized for issuance under the 1993 Stock Option Plan.

     The affirmative vote of a majority of the issued and outstanding Common Stock is required to approve the Amendment to Certificate Proposal.

     Shares represented by executed proxies received by the Company will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

     Votes cast in person or by proxy at the meeting will be tabulated by the inspector of elections appointed for the meeting. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter. However, since approval of the Amendment to Certificate Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock a broker non-vote will have the same practical effort as a vote "against" this proposal.

     The address of the principal executive offices of the Company is 21 Park Avenue, Hudson, New Hampshire 03051, Telephone No. (603) 882-5200.

     Proxies   which  are  executed  but  which  do  not  contain  any  specific instructions will be voted in favor of the proposals contained herein.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the Common Stock owned on July 30, 1999, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table,
(iii) each director and nominee director of the Company, and (iv) all current executive officers and directors as a group.

                                                                Number of
                                                                  Shares
Name and Address of                                             Beneficially                       Percentage
Beneficial Owner(1)                                             Owned (1) (2)                       of Class
-------------------                                            -------------                        --------
Robert Howard ..............................................    2,001,982 (3)                         15.60%
  303 East 57th Street
  New York, New York 10022
Donald Chapman .............................................    1,180,000 (4)                          9.20%
   8650 South Ocean Drive
   Jenson Beach, FL  34957
Dr. Lawrence Howard ........................................      826,962                              6.45%
   660 Madison Avenue
   New York, NY  10021
W. Scott Parr ..............................................       99,327 (5)                           *
Sheila Horwitz .............................................       54,000 (6)                           *
Richard Lehman .............................................       47,628 (7)                           *
Nat Rothenberg .............................................       45,500 (8)                           *
Harvey Teich ...............................................       45,000 (9)                           *
Ivan Gati ..................................................       40,000 (10)                          *
Kit Howard .................................................        7,000                               *
All current executive officers and
directors as a group (11 persons) ..........................    2,362,437(3) & (5) through (10)       17.96%

----------
*    Less than one percent.

1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from July 30, 1999, upon the exercise of options, warrants or rights; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner's percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from July 30, 1999, have been exercised.

2) Unless otherwise noted, the Company believes that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.

3) Does not include 7,000 shares owned by Mr. Howard's wife of which he disclaims beneficial ownership. Also includes options to purchase 10,000 shares of the Company's Common stock at $1.72 per share.

4) Includes 15,000 shares owned by Mr. Chapman's wife and 150,000 owned by a revocable trust.

5) Includes 11,000 shares owned by Mr. Parr's wife. Also includes options to purchase 69,077 shares of the Company's Common Stock at $1.13 per share and 2,250 shares at $1.00 per share.

6) Includes options to purchase 10,000 shares of the Company's Common Stock at $1.72 per share, and 25,000 shares at $1.50 per share.

7) Includes 2,000 shares owned by Mr. Lehman's wife. Also includes options to purchase 20,500 of the Company's Common Stock at $1.72 per share, 16,376 shares at $1.13 per share and 2,752 shares at $1.00 per share.

8) Includes options to purchase 20,000 of the Company's Common Stock at $1.72 per share, and 25,000 shares at $1.50 per share.

9) Includes options to purchase 20,000 of the Company's Common Stock at $1.72 per share, and 25,000 shares at $1.50 per share.

10) Includes options to purchase 15,000 of the Company's Common Stock at $1.72 per share, and 25,000 shares at $1.50 per share.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The proxies granted by stockholders will be voted individually at the Annual Meeting for the election of the persons listed below as directors of the Company, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named has indicated to the Board of Directors of the Company that he or she will be available as a candidate. Mr. Nat Rothenberg, whose term expires at this Annual Meeting, has decided to retire and to not stand for re-election. Director Name Age Position Since

                                                                                        Director
Name                       Age              Position                                     Since
----                       ---              --------                                     -----
Robert Howard............   77         Chairman of the Board, and Director               1984
W. Scott Parr............   48         President, Chief Executive Officer
                                       and Director                                      1998
Ivan Gati................   52         Director                                          1989
Sheila Horwitz...........   63         Director                                          1996
Kit Howard...............   57         Director                                          1999
Harvey Teich.............   80         Director, Chairman Audit Committee                1988

     All persons listed above are currently serving a term of office as directors which continues until the next annual meeting of stockholders.

     Robert Howard, the founder and Chairman of the Board of Directors of the Company, was the inventor of the first impact dot matrix printer. Mr. Howard was Chief Executive Officer of the Company from its establishment in 1984 until December of 1993. He was the founder, and from 1969 to April 1980 he served as President and Chairman of the Board, of Centronics Data Computer Corp. ("Centronics"), a manufacturer of a variety of computer printers. He resigned from Centronics' Board of Directors in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. Commencing in mid-1982, Mr. Howard, doing business as R.H. Research, developed the ink jet technology upon which the Company was initially based. Mr. Howard contributed this technology, without compensation, to the Company. Until September 8, 1998, Mr. Howard served as Chairman of the Board of Presstek, Inc. ("Presstek"), a public company which has developed proprietary imaging and consumables technologies for the printing and graphic arts industries. He currently serves as Chairman Emeritus and a Director of Presstek. In February 1994 Mr. Howard entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission (the "Commission") in connection with the Commission's investigation covering trading in the Company's Common Stock by an acquaintance of Mr. Howard and a business associate of such acquaintance. Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a fine and to the entry of a permanent injunction against future violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Action of 1934. In addition, in December of 1997, in connection with a Commission investigation into trading of the Securities of Presstek, Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty of $2,700,000 and to the entry of a final judgment enjoining him future violations of Section 10(b) and 13(a) and Rules 10b-5, 12b-20, 13a-1 and 13a-20 of the Exchange Act.

     W. Scott Parr joined the Company in January 1998, as President and Chief Executive Officer. He was appointed to the Company's Board of Directors on February 4, 1998. Prior to joining Howtek, Mr. Parr served as Divisional Director and a member of the Board of Directors of SABi International Ventures, Inc., responsible for restructuring and upgrading certain US companies owned by foreign and venture investors. From 1995 to 1997, Mr. Parr was Chief Executive Officer, General Counsel and Director of Allied Logic Corporation, a start-up venture specializing in proprietary molding and manufacturing technologies. From 1990 to 1995 Mr. Parr was General Counsel and a Director of LaserMaster Technologies, Inc. (now VirtualFund.Com, Inc.).

     Ivan Gati has served as Chairman of Turner Management, Inc. since 1983. Turner Management, Inc. is a vertically integrated real estate investment company with offices located in New York, Texas and Tennessee, and whose subsidiary companies provide property management and finance services. Mr. Gati is a member of the Board of Directors of Universal Automation Systems, Inc.

     Sheila Horwitz is a Senior Vice President of Schroder & Co., Inc., a broker dealer firm. She has an extensive background in the securities brokerage industry, having worked at her current firm, formerly known as Wertheim, Schroder & Co., since 1990. Previously Ms. Horwitz worked for Oppenheimer & Co. from 1988 to 1990, and for L. F. Rothschild & Co. from 1978 to 1988, in similar capacities.

     Kit Howard holds a Bachelor of Science Degree from New York University. She has worked in the financial community as a stockbroker from 1980 until 1986. Since then she has assisted Robert Howard, her husband and Chairman of the Company, in his various business enterprises.

     Harvey Teich is a self-employed practicing certified public accountant. On January 1, 1992, the accounting firm of Merman & Teich, where Mr. Teich had been a principal for the previous seventeen years, ceased to operate as a partnership. He is a member of the New York State Society for Certified Public Accountants.

                    BOARD OF DIRECTOR MEETINGS AND COMMITTEES

     During the last fiscal year, the Board of Directors held two meetings, the Stock Option Committee of the Board of Directors held five meetings, the Directors Incentive Plan Committee held one meeting and the Audit Committee held one meeting. The Company does not have standing nominating or compensation committees of the Board of Directors, or committees performing similar functions.

     All Board of Director and Board of Director committee meetings were attended by all directors with the exception of Mr. Rothenberg who attended one of the two Board of Director meetings.

     The members of the Stock Option Committee during the last fiscal year consisted of Ivan Gati and Sheila Horwitz and currently consists of the same persons. The function of the Stock Option committee is to administer the Company's 1993 Stock Option Plan. The Committee consists of not fewer than two directors who are appointed by and serve at the pleasure of the Board of Directors. Members of the Committee are not eligible to have participated in the Plan during the prior twelve months or to be currently participating in the Plan while serving as members.

     The Directors Incentive Plan Committee consists of one member, Robert Howard, who serves as Chairman. The purpose of this Committee is to administer the Company's Directors Incentive Plan pursuant to which the Directors are eligible to receive grants of stock options for shares of Company Common Stock as compensation for serving on the Board of Directors.

     The members of the Audit Committee during the last fiscal year consisted of Harvey Teich, Chairman, Ivan Gati and Nat Rothenberg and currently consists of the same persons. Mr. Rothenberg is retiring at the end of his term and will not be seeking re-election. The Audit Committee provides an independent review and advisory function for the independent auditors, the Board and the Company's management with regard to financial reporting, internal controls and corporate integrity.

                                   PROPOSAL 2

                      AMENDMENT OF THE AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
              TO INCREASE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

     The Company's Board of Directors recommends that the 1993 Stock Option Plan (the "Plan) be amended to increase the number of shares of Common Stock that are authorized to be issued pursuant to the exercise of options granted under the 1993 from 1,000,000 shares to 1,625,000 shares. As of June 30, 1999, there were options to purchase 887,340 shares of the Company's Common Stock outstanding under the Plan at exercise prices ranging from $0.81 per share to $1.81 per share; of that amount, the officers of the Company hold options to acquire 440,809 shares and the employees hold the remainder of the outstanding options. Options granted under the Plan have been exercised for 35,800 shares.

     The Board of Directors recommends this action in order to continue to provide a source of stock to attract and compensate talented personnel. The Board of Directors believes that stock options promote growth and provide a meaningful incentive to employees of successful companies, particularly in an increasingly competitive labor market.

Summary

     The Plan was adopted by the Company's Board of Directors on November 9, 1993, and approved by the Company's stockholders on May 25, 1994. It provides for the granting of "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("Non-Qualified Options") to purchase shares of Common Stock. The Plan authorizes the granting of options for shares of the Company's Common Stock to executives, key employees, directors and consultants of the Company. The Plan is administered by the Stock Option Committee, which has sole discretion and authority, consistent with the provisions of the Plan, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares subject to options granted under the Plan.

     The exercise price of Incentive Options must be not less than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own more than 10% of the combined voting power of all classes of the Company's stock). Non-Qualified Options shall have such exercise price as determined by the Stock Option Committee. The Stock Option Committee has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to holders of Incentive Options who own more than 10% of the combined voting power of all classes of the Company's stock).

     Options granted under the Plan are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company, as all vested and unvested options granted under the Plan generally terminate with respect to such employee upon the employee's termination of employment for any reason other than death or disability. However, an employee who voluntary terminates employment with the consent of the Company or is terminated by the Company without cause has 3 months from termination to exercise all options that had vested on the date of termination. Moreover, in the event that an employee's employment is terminated by reason of death or disability, the employee or the employee's legal representative will be entitled to exercise those options that were vested as of the date of termination of employment, for a period of one year from the date of such termination of employment.

     Change of Control. In the event the Company enters into an agreement to dispose of all or substantially all of the assets or stock of the Company, each option granted pursuant to the Plan shall immediately become exercisable in full upon the happening of any of the following events: (i) the first purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the outstanding shares of Common Stock, (ii) the approval of the stockholders of the Company of an agreement of merger pursuant to which the Company will not survive as an independent, publicly-owned corporation, or a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, or
(iii) the change in control of the Company. For these purposes "change in control" shall mean any transaction which results in a person or group of persons (other than the officers, directors, and holders of more than 20% of the voting capital stock of the Company as of the date of adoption of the Plan) acquiring beneficial ownership of more than 20% of the voting capital stock of the Company, as calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     Tax Aspects of the 1999 Stock Option Plan Under the U.S. Internal Revenue Code. The following is a summary of the principal Federal income tax consequences of option grants under the 1999 Plan. It does not describe all Federal tax consequences under the Plan, nor does it describe state or local tax consequences.

     Incentive Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

     Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option. An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

     Non-Qualified Options. There are no Federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares.

The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term or short-term capital gain or loss depending upon his or her holding period for such shares. Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

     Parachute Payments. The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or portion of such payments (in addition to other taxes ordinarily payable).

     The following table sets forth certain information regarding options to purchase Common Stock issued (net of cancelled options) since the inception of the Plan to each of the Company's executive officers who are names in the Summary Compensation Table (the "Named Executives") who participated in the Plan, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including employees who are not executive officers, who participated in the Plan as a group. No associate of any director or officer has received options under the Plan. The closing stock price on August 10, 1999 was $0.81.

--------------------------------------------------------------------------------
                                                             NUMBER OF SECURITES
                                                             UNDERLYING OPTIONS
                                                             -------------------
W. Scott Parr                                                     275,181
--------------------------------------------------------------------------------
David Bothwell                                                     36,585
--------------------------------------------------------------------------------
David Myers                                                        26,562
--------------------------------------------------------------------------------
Richard Lehman                                                     55,628
--------------------------------------------------------------------------------
All current executive officers as a group (5 persons)             493,956
--------------------------------------------------------------------------------
Non-employee directors as a group (5 person)                       10,000
--------------------------------------------------------------------------------
All non-executive officer employees as a group (38 persons)       446,531
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Effect on Common Stockholders

     An increase of 625,000 shares of Common Stock available for grant under the Plan will result in additional potential dilution of the Company's outstanding Common Stock. As of July 30,1999, 12,824,206 shares of Common Stock were outstanding.

Vote Required

     To approve the increase in the number of shares of Common Stock that are authorized to be issued pursuant to the exercise of options granted under the Pan from 1,000,000 shares to 1,625,000 shares, the affirmative vote of a majority of the shares of Common Stock, entitled to vote and cast at the Annual Meeting is required.

     A copy of the Plan, as amended to include the increase in authorized stock pursuant to this proposal, is set forth in Exhibit A attached.

Recommendation

     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.

                                   PROPOSAL 3


                   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
            OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK

     The Board of Directors has adopted a resolution unanimously approving and recommending to the Company's stockholder's for their approval of an amendment to the Certificate of Incorporation of the Company which would authorize the issuance of 1,000,000 shares of Preferred Stock. Listed on Exhibit B hereto and incorporated herein by reference is the complete text of the proposed additional language to be substituted in its entirety in lieu of Article FOURTH.

     The proposed amendment will authorize the issuance of 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). The Company currently has no authorized stock other than Common Stock. Upon adoption of the amendment, the Board of Directors will, without further action by the stockholders, unless otherwise required by law or any applicable stock exchange rules, be authorized to issue up to 1,000,000 shares of Preferred Stock at such times, for such purposes and for such consideration as it may determine.

     The authorized shares of Preferred Stock that would be available for issuance if the proposed amendment is approved, could be issued for any proper corporate purpose by the Board at any time without further stockholder approval, subject to applicable law and to the rules of the NASDAQ Stock Market, Inc. ("NASDAQ") that apply to the Company as a result of the quotation of the Company's Common Stock on the NASDAQ Small Cap Market or of any securities exchange on which the Company's securities may then be quoted so long as the Company's Common Stock is so quoted. Except as described above, further authorization from the Company's stockholders will not be solicited prior to the issuance of Preferred Stock.

     Although it has no present plans or commitments to issue any shares of Preferred Stock, management believes that the availability of such a security may prove useful in connection with financing the capital needs of the Company, possible future acquisitions and mergers, employee incentive or compensation plans, or other purposes. The authorization will enable the Company to act promptly if appropriate circumstances arise which require the issuance of such shares.

     The proposed amendment would authorize the Board of Directors to provide for the issuance, from time to time, of Preferred Stock in one or more series and to fix the terms of each series. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, in respect of dividends and liquidation, senior to the Common Stock.

     In establishing the terms of a series of Preferred Stock, the Board of Directors would be authorized to set, among other things, the number of shares, the dividend rate and preferences, the cumulative or non-cumulative nature of dividends, the redemption provisions, the sinking fund provisions, the conversion rights, the amounts payable, and preferences, in the event of the voluntary or involuntary liquidation of the Company, and the voting rights in addition to those required by law. Such terms could include provisions prohibiting the payment of Common Stock dividends or purchases by the Company of Common Stock in the event dividends or sinking fund payments on the Preferred Stock were in arrears. In the event of liquidation, the holders of Preferred Stock of each series might be entitled to receive an amount specified for such series by the Board of Directors before any payment could be made to the holders of Common Stock.

     The authorization of new shares of Preferred Stock will not, by itself, have any effect on the rights of the holders of shares of Common Stock. Nonetheless, the issuance of one or more series of Preferred Stock could affect the holders of shares of the Common Stock in a number of respects, including the following: (a) if voting rights are granted to any newly issued series of Preferred Stock, the voting power of the Common Stock will be diluted, (b) the issuance of Preferred Stock may result in a dilution of earnings per share of the Common Stock, (c) dividends payable on any newly issued series of Preferred Stock will reduce the amount of funds available for payment of dividends on the Common Stock, (d) future amendments to the Certificate of Incorporation affecting the Preferred Stock may require approval by the separate vote of the holders of the Preferred Stock or in some cases the holders of shares of one or more series of Preferred Stock (in addition to the approval of the holders of shares of the Common Stock) before action can be taken by the Company, and (e) make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy consent or otherwise.

     The Board of Directors has unanimously determined that the proposed amendment to Article FOURTH of the Company's Certificate of Incorporation is in the best interest of the Company and its stockholders. The Board of Directors therefore recommends a vote FOR adoption of the proposed amendment to Article FOURTH to add the class of Preferred Stock. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is required for the amendment to Article FOURTH to be effective.

Effect on Common Stockholders

     The creation of up to 1,000,000 shares of Preferred Stock will result in additional potential dilution of the Company's outstanding Common Stock. As of July 30, 12,824,206 shares of Common Stock were outstanding.

Vote Required

     To approve the Amendment to Certificate Proposal, the affirmative vote of a majority of the outstanding shares of Common Stock, entitled to vote at the Annual Meeting is required.

Recommendation

     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.

EXECUTIVE OFFICERS

Name                       Age                 Position
----                       ---                 --------
W. Scott Parr              48      President, Chief Executive Officer,  Director

Annette L. Heroux          42      Chief Financial Officer

Richard F. Lehman          61      Vice President, Engineering

Joseph E. Manseau          42      Vice President Sales and Marketing

Kenneth C. Scism           46      Vice President, Medical Business


     Annette L. Heroux joined the Company in October, 1987. She has served in various financial management capacities and was named Controller in October 1998 and Chief Financial Officer in July 1999. Prior to joining the Company, Ms. Heroux worked from 1980 to 1987 for Laurier, Inc. where she served in various financial and managerial capacities.

     Richard F. Lehman joined the Company in July 1990, as Director of Scanner Engineering. In December 1993, he was appointed Vice President of Scanner Engineering and in October 1996, he was named Vice President of Engineering. Prior to joining the Company, Mr. Lehman was employed by Xerox Corporation for 23 years where he served in various engineering and managerial capacities.

     Joseph E. Manseau joined the Company in August 1998 as Regional Sales Manager and was promoted to Vice President Sales and Marketing on April 1, 1999. Prior to joining the Company Mr. Manseau worked from 1997 to 1998 for Escher-Grad Tech., Inc. where he was responsible for implementing the sales and marketing strategy for its large format image setters. From 1981 to 1997 he worked for AGFA and Compugraphic, currently divisions of Bayer Corporation, in various marketing and sales capacities.

     Kenneth C. Scism joined the Company in June 1999 as Vice President of Medical Business. Prior to joining the Company, Mr. Scism served as Vice President Commercial Medical Sales for META Solutions, Inc. from 1997 to 1999, where he was responsible for implementing a channel distribution strategy for digital medical imaging and information systems in the United States. From 1985 to 1997, Mr. Scism worked in various sales and business development capacities for the Health Imaging Division of the Eastman Kodak Company.

                             EXECUTIVE COMPENSATION

     The following table provides information on the compensation provided by the Company during fiscal years 1998, 1997 and 1996 to the persons serving as the Company's Chief Executive Officer during fiscal 1998 and the Company's most highly compensated executive officers, serving at the end of the 1998 fiscal year. Included in this list are only those executive officers whose total annual salary and bonus exceeded $100,000 during the 1998 fiscal year.

                           SUMMARY COMPENSATION TABLE
                                                                  Securities
                                                                  Underlying
Name and Principal Position                 Year    Salary($)     Options(#)
---------------------------                 ----    ---------     ----------
W. Scott Parr
Chief Executive Officer ..............      1998    131,502       275,181
                                            1997      - 0 -         - 0 -
                                            1996      - 0 -         - 0 -
David Bothwell(1)
Chief Executive Officer ..............      1998     17,395         - 0 -
                                            1997     83,210         - 0 -
                                            1996    151,303        61,585(2)
David Myers (3)
Vice President, Sales ................      1998    143,323        26,562
                                            1997      - 0 -         - 0 -
                                            1996      - 0 -         - 0 -
Richard Lehman
Vice President, Engineering ..........      1998    101,976        19,128
                                            1997    113,698         5,000
                                            1996    102,082        26,500(2)(4)
----------
1)   Resigned on January 20, 1998.

2) Represents options to purchase Common Stock which had been granted in previous years pursuant to the 1993 Stock Option Plan and which were relinquished by the optionee and canceled by the Company in exchange for an equal number of new options granted in 1996 and exercisable at $1.72 per share.

3)   Mr. Myers ceased employment with the Company on April 30, 1999.

4) Includes options to purchase 8,000 shares of Common Stock granted in 1996. Mr. Lehman subsequently exchanged these options in 1996, along with options to purchase 18,500 shares of Common Stock granted in prior years, for an equal number of new options with an exercise price of $1.72 per share. See note 2 above.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                Individual Grants                                                    Potential
                             ----------------------------                                            Realizable Value at
                             Number  of    Percent of                                                Assumed Annual
                             Securities    Total Options                                             Rates of Stock
                             underlying    Granted to        Exercise of                             Price Appreciation
                             Options       Employees         Base Price         Expiration           for Option Term
Name                         Granted       in Fiscal Year       ($/Sh)             Date                5%($)      10%($)
----                         -------       --------------       ------             ----                -----      ------
W. Scott Parr                275,181                            1.13             05/12/2008          409,397     540,403
                               1,125                            1.00             09/11/2008            1,485       1,980
                               1,125            41              1.00             12/23/2008            1,485       1,980

David Myers                   25,000                            1.13             05/12/2008           37,500      49,500
                               1,562             4              1.00             12/23/2008            2,062       2,749

Richard Lehman                16,376                            1.13             05/12/2008           24,564      32,424
                               1,376                            1.00             09/11/2008            1,816       2,422
                               1,376             3              1.00             12/23/2008            1,816       2,422



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information on an aggregated basis regarding each exercise of stock options during the Company's last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                       Number of
                                                       Securities        Value of
                                                       Underlying        Unexercised
                                                       Unexercised       In-the Money
                                                       Options at        Options at
                                                       FY-End (#)        FY-End($) (1)
                         Shares                        ------------      -------------
                         Acquired on       Value       Exercisable/      Exercisable/
Name                     Exercise (#)      Realized    Unexercisable     Unexercisable
----                     ------------      --------    -------------     -------------
W. Scott Parr (2)            0               0           3,375/271,806     703/33,976
David Myers (2)              0               0           1,562/25,000      391/3,125
Richard Lehman (2)           0               0           41,628/4,000      2,735/0

----------
(1) Based upon the closing price of the Common Stock on December 31, 1998, of $1.25 per share.

(2) Options granted pursuant to the Company's 1993 Stock Option Plan, as amended.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     There is no Compensation Committee or other committee of the Company's Board of Directors performing similar functions. The person who performed the equivalent function in 1998 was Robert Howard, Chairman of the Board under the direction of the Board of Directors. Scott Parr, the Company's Chief Executive Officer and a director, participated in discussions with Mr. Howard during the 1998 fiscal year in his capacity as an executive officer in connection with executive officer compensation.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     There is no Compensation Committee of the Board of Directors or other committee of the Board of Directors performing an equivalent function. As noted above, executive compensation in 1998 was determined by the Company's Chairman, Robert Howard, in consultation with Scott Parr, the Company's Chief Executive Officer. There is no formal compensation policy for either the Chief Executive Officer or the other executive officers of the Company. Executive compensation is based generally on performance and the Company's resources, but not on specific objective criteria.

     Compensation for executive officers consists of a combination of salary and stock options. In 1998 the Company recorded a loss of $3,372,323 on revenues of $5,323,601 as compared to a loss of $832,072 in 1997 on revenues of $7,874,813. During 1998 there were no increases in salaries to executive officers.

     In April of 1998, a 10% percent salary reduction was implemented for Named Executive Officers which was maintained until April of 1999.

Robert Howard, Chairman   Ivan Gati           Nat Rothenberg          Kit Howard
Sheila Horwitz            W. Scott Parr       Harvey Teich

     Limitation on Company's Deductions. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the 1993 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1.0 million a year.

                                PERFORMANCE GRAPH

     The following chart sets forth a line graph comparing the performance of the Company's Common Stock, over the past five years. This graph assumes the investment of $100 on December 31, 1993, in the Company's Common Stock, and compares the performance with the NASDAQ Composite Index and the NASDAQ Computer Manufacturer Index. Measurement points are at December 31 for each respective year.

     On July 13, 1995, the Company's Common Stock ceased trading on the American Stock Exchange and commenced trading on the NASDAQ National Market. The Company started trading on the NASDAQ Small Cap Market on July 15, 1998.

     Those companies which compete with the Company in its principal market, image scanning, are either small subsidiaries or divisions of large United States corporations or are foreign companies which are either not quoted on a stock exchange or for which data is difficult to obtain. For this reason a more generic index of NASDAQ technology stocks has been adopted. The Company pays no dividends. The NASDAQ Composite Index and the NASDAQ Computer Manufacturer Index reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. The historical information set forth below is not necessarily indicative of future performance.

                             STOCK PERFORMANCE GRAPH

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                                                      NASDAQ
                                                    Computer
        YEAR                            NASDAQ     Manufacturer
       ENDED              HOWTEK        Index         Index
       -----              ------        -----      ------------
      12/31/93           $100.00       $100.00       $100.00
      12/31/94           $135.19       $ 97.75       $109.82
      12/31/95           $101.85       $138.24       $172.98
      12/31/96           $ 26.86       $170.04       $232.27
      12/31/97           $ 21.30       $208.65       $281.02
      12/31/98           $ 18.52       $292.80       $610.28

                              RELATED TRANSACTIONS



     The  Company  has a  Convertible  Revolving  Credit  Promissory  Note ("the
Convertible Note") and Revolving Loan and Security Agreement (the "Loan Agreement") with Mr. Robert Howard, Chairman of the Board of Directors of the Company, under which Mr. Howard has agreed to advance funds, or to provide guarantees of advances made by third parties in an amount up to $3,000,000. Outstanding advances are collateralized by substantially all of the assets of the Company and bear interest at prime interest rate plus 2%. The Convertible Note entitles Mr. Howard to convert outstanding advances into shares of the Company's common stock at any time based on the outstanding closing market price of the Company's common stock at the time each advance is made.

     As of June 30, 1999, the Company had $3,000,000 million available for future borrowings under the Loan Agreement.

     In the third quarter of 1998, the Company borrowed, (i) $565,000 from Mr. Robert Howard, the Company's Chairman, and (ii) $200,000 from Dr. Lawrence Howard, the son of Mr. Robert Howard, pursuant to Secured Demand Notes and Security Agreements (the "Notes"). Principal on the Notes are due and payable in full, together with interest accrued and any penalties provided for, on demand. Under the terms of the Notes the Company agreed to pay interest at the lower rate of (a) 12% per annum, compounded monthly or (b) the maximum rate permitted by applicable law. The Notes currently bear interest at 12%. Payment of the Notes is secured by a security interest in certain assets of the Company. In February 1999, the Company repaid $65,000 to Mr. Robert Howard. As of June 30, 1999, the Company owed (i) $500,000 to Mr. Robert Howard, and (ii) $200,000 to Dr. Lawrence Howard.

     In February 1984, the Company entered into a lease of its Hudson, New Hampshire facility with Mr. Howard, at an annual rent of $78,500, plus taxes and operating expenses. The Company continues to renew this lease each year at the same rent and the current lease term expires on September 30, 2000.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 1998, and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 1999. The Board of Directors recommends to the stockholders that they ratify this selection. BDO Seidman, LLP has no direct or indirect interest in the Company or any affiliate of the Company. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if such person desires to do so, and is expected to be available to respond to appropriate questions.

                           DEADLINE FOR SUBMISSION OF
                              STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2000, must submit the proposals in proper form to the Company at its address set forth on the first page of this proxy statement not later than April 21, 2000, in order for the proposals to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JULY 30, 1999. ADDITIONAL COPIES OF THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                  HOWTEK, INC.
                                 21 PARK AVENUE
                           HUDSON, NEW HAMPSHIRE 03051
                          ATTENTION: MS. CONNIE WEBSTER

IN ADDITION, COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE TO STOCKHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE ABOVE ADDRESS.

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                            By order of the Board of
                                            Directors,


                                            ROBERT HOWARD
                                            Chairman of the Board of Directors
August 20, 1999

                                    EXHIBIT A
                       HOWTEK, INC. 1993 STOCK OPTION PLAN

1.   Purpose:

     The purpose of this Plan, which shall be known as the "Howtek, Inc. 1993 Stock Option Plan" (the "Plan") is to permit HOWTEK, INC. (the "Company") and its Subsidiaries, to attract and retain the best available talent and encourage the highest level of performance in order to continue to serve the best interests of the Company and its shareholders. By affording key personnel the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the business, the Plan is expected to contribute to the attainment of those objectives. Options under the Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), or in the form of non-qualifying stock options ("Non-Qualifying Options"). Unless otherwise indicated, references in the Plan to "options" include Incentive Options or Non-Qualifying Options).

     The word "Subsidiary" or "Subsidiaries," as used herein, shall mean any corporation, a majority of the voting stock of which is owned directly or indirectly by the Company.

2.   Participants:

     All employees of the Company and its Subsidiaries, as well as non-employees who perform critical functions for the Company and its Subsidiaries, are eligible to participate in the Plan and shall be selected by the Stock Option Committee (the "Stock Option Committee") of the Company's Board of Directors (the "Board"). Employees who are also directors of the Company will not become eligible to participate in the Plan until September 22, 1994.

3.   Administration:

     The Plan shall be administered in accordance with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. As currently promulgated that regulation provides for plan administration by formula awards as defined by the regulation and by the Board, if each member is a disinterested person, or, at their discretion, by the Stock Option Committee, which shall be appointed by the Board and which shall consist of not less than two members of the Board, each of whom is a disinterested person and who shall serve at the pleasure of the Board. A disinterested person is defined as a director, who is not during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or its Subsidiaries, except as provided in the regulation. Vacancies occurring in the membership of the Stock Option Committee shall be filled by appointment by the Board.

     The Board or the Stock Option Committee, as the case may be, is authorized, subject to the provisions of the Plan from time to time, to establish such rules and regulations and to appoint such agents as they deem appropriate for carrying out the provisions and purposes of the Plan. The interpretation and construction by the Stock Option Committee of any provisions of, and the determination of any questions arising under, the Plan, any such rule or regulation, or any agreement granting options under the Plan, shall be final and conclusive and binding on all persons interested in the Plan.

     A majority of the Stock Option Committee shall constitute a quorum, and the acts of a majority of the Stock Option Committee present at a meeting at which a quorum is present, or acts approved in writing by all of its members, shall be acts of the Stock Option Committee.




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4.   Shares Subject to the Plan:

     Subject to the Plan, options may be granted under the Plan for shares of the Company's common stock, $.01 par value ("Common Stock"), and may be made available from either authorized and unissued shares or issued shares, whether held in the treasury of the Company or otherwise. The total amount of Common Stock which may be delivered upon exercise of options granted under the Plan shall not exceed 1,625,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of Paragraph 12 hereof. In the event that any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled as to any shares of Common Stock, without having been exercised in full, new options may be granted covering such shares.

5.   Award of Options:

     Non-Qualifying Options under the Plan may be granted to any person, other than directors of the Company (until September 22, 1994 when Company directors will become eligible to receive Non-Qualifying Option grants), including but not limited to employees, independent agents, consultants and attorneys, who the Board or the Stock Option Committee, as the case may be, believes has contributed, or will contribute to the success of the Company or any of its Subsidiaries. Incentive Options under the Plan may be awarded only to persons who, at the time such Incentive Options are granted, are employees of the Company or any of its Subsidiaries (other than such employee of the Company or such Subsidiary that is also a director of the Company, provided that on or after September 22, 1994 employee/directors will become eligible to receive Incentive Option grants), including any such employees who may be directors and shareholders thereof. In determining the persons to whom options shall be granted and the number of shares covered by each option, the Board or the Stock Option Committee, as the case may be, may take into account the nature of the services rendered by the respective persons, his or her present and potential contribution to the success of the Company or any of its Subsidiaries and such other factors as the Board or the Stock Option Committee, as the case may be, in their sole discretion, shall deem relevant. Any option granted hereunder shall be evidenced by a stock option agreement authorized by the Board or the Stock Option Committee, as the case may be, and executed by duly authorized officers of the Company (the "Stock Option Agreement"). The date on which an option shall be granted shall be the date of the Board's or the Stock Option Committee's authorization of such grant or such later date as may be determined by the Board or the Stock Option Committee, as the case may be, at the time such grant is authorized (the "Date of Grant"). Anything herein to the contrary notwithstanding:

     (i) The Company may not, in the aggregate, grant Incentive Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the Incentive Option is granted) exceeds $100,000.

     (ii) The purchase price of each share for which a Non-qualifying Option is granted shall be within the discretion of the Board or the Stock Option Committee, as the case may be, provided however, that such purchase price may not be less than the par value of the Common Stock. The purchase price of each share for which an Incentive Option is granted under the Plan (the "Incentive Option Shares") shall not be less than the amount which the Board or the Stock Option Committee, as the case may be, determines, in good faith, at the time such Incentive Option is granted, constitutes 100% (110%, in the case of an Incentive Option granted to an employee who, immediately before the Date of Grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company) of the then fair market value of such Incentive Option Shares.

     Subject to authorization by the Board or the Stock Option Committee, and only if provided in the Stock Option Agreement, a participant who exercises an option by delivering already owned stock, may receive a new


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option at the market price on the date of said exchange,  for the same number of shares as were delivered to exercise the option.

6.   Term of Plan:

     The Plan shall terminate ten years from the earlier of the date of adoption of the Plan or the date the Plan is approved by the shareholders of the Company. No option may be granted after such termination. Termination of the Plan, however, shall not affect the rights of optionees under options theretofore granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or terminate by their own terms and conditions.

7.   Term of Options:

     The period during which any option granted hereunder may be exercised shall be determined in each case by the Board or the Stock Option Committee, as the case may be; however, anything herein to the contrary notwithstanding, options granted hereunder shall only be exercisable during a period not to exceed ten years from the Date of Grant (except that in the case of an Incentive Option granted to an employee who owns, immediately before the Date of Grant, more than ten percent of the total combined voting power of all classes of stock of the Company, such options shall only be exercisable during a period not to exceed five years from the Date of Grant). Each option shall be subject to such other conditions regarding its exercise or non-exercise as the Board or the Stock Option Committee, as the case may be, may determine.

8.   Exercise of Options:

     Subject to the provisions of the Plan and unless otherwise provided in the Stock Option Agreement between the Company and the participant, options granted under the Plan shall become exercisable as determined by the Board or the Stock Option Committee. In its discretion, the Board or the Stock Option Committee may, in any case or cases, prescribe that options granted under the Plan become exercisable in installments or provide that an option may be exercisable in full immediately upon the date of its grant. Notwithstanding the preceding sentence, unless otherwise provided by the Stock Option Committee, each option granted pursuant to the Plan shall immediately become exercisable in full upon the happening of any of the following events: (i) the first purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the outstanding shares of Common Stock,
(ii) the approval of the stockholders of the Company of an agreement of merger pursuant to which the Company will not survive as an independent, publicly-owned corporation, or a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, or (iii) the change in control of the Company. For these purposes "change in control" shall mean any transaction which results in a person or group of persons (other than the officers, directors, and holders of more than 20% of the voting capital stock of the Company as of the date of adoption of the Plan) acquiring beneficial ownership of more than 20% of the voting capital stock of the Company, as calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

9.   Purchase of Option by Company:

     Any option at any time granted under the Plan may contain a provision to the effect that the optionee (or any person entitled to act under Paragraph 10 hereof) may, at any time at which the fair market value is in excess of the exercise price and prior to exercising the option, in whole or in part, request that the Company purchase all or any portion of the option as shall then be exercisable at a price equal to the difference between (i) an amount equal to the option price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the fair market value of the Company's Common Stock (within the meaning of Section 422 of the Code and the treasury regulations promulgated thereunder) on the date of purchase. The Company shall have no obligation to make any purchase


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


pursuant to such request, but if it elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The purchase price for the portion of the option to be so surrendered shall be paid by the Company, at the election of the Board or the Stock Option Committee, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock, which may consist, in whole or in part, of shares or authorized but unissued Common Stock or shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options under the Plan. All determinations to be made by the Company hereunder shall be made by the Board or the Stock Option Committee, as the case may be.

10.  Termination of Employment:

     Except as otherwise set forth below, no option or any portion thereof granted to an employee under the Plan shall be exercisable by such optionee at any time following the termination of employment. If the employment of an optionee-employee terminates other than by the Company for cause or by such optionee without the consent of the Company, then such option may be exercised by such optionee within three months after termination, but only to the extent it was exercisable at the date of such termination. In the event that the employment of an optionee-employee is terminated by reason of death (or if death occurs within three months after termination of such optionee's employment other than by the Company for cause or by such optionee without the consent of the Company), any option granted under the Plan shall be exercisable by such optionee's executor or administrator or by his or her distributee to whom the option may have been transferred by will or by the laws of descent and distribution within one year after such death, but only to the extent that it was exercisable at the date of the termination of such optionee's employment.

     Whether any leave of absence shall constitute termination of employment for the purposes of any option granted under the Plan shall be determined in each case by the Board or the Stock Option Committee, as the case may be, in its sole discretion.

11.  Payment for Shares:

     Except as otherwise provided herein, each Stock Option Agreement shall provide that payment for shares of Common Stock purchased upon the exercise of an option (or any portion thereof) granted hereunder shall be made in full at the time of such exercise, in cash, Common Stock, the exchange of exercisable options or by such other means as is authorized by the Board or the Stock Option Committee.

     It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon the exercise of an option, that the optionee pay to the Company, upon its demand, such amount as may be requested by the Company for the purposes of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of such option or the transfer of such shares upon such exercise or the purchase of such option by the Company pursuant to Section 9 hereof.

12.  Adjustments Upon Changes in Capitalization:

     The total number of shares of Common Stock which may be purchased upon the exercise of options granted under the Plan shall be appropriately adjusted by the Board or the Stock Option Committee, as the case may be, for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock dividend, subdivision, combination or reclassification of shares or any other change in the corporate structure or shares of the Company. In the event of the dissolution or liquidation of the Company or upon any merger or consolidation thereof, the Board or the Stock Option Committee, as the case may be, may make such adjustment with respect to options or take such other action as it deems necessary or appropriate to reflect or in anticipation of


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


such dissolution, liquidation, merger or consolidation including, without limitation, the substitution of new options or the termination of existing options.

13.  Non-Transferability of Options:

     No option granted to an optionee under the Plan shall be transferred by such optionee except by will or the laws of descent and distribution or, in the case of Non-Qualifying options, as otherwise permitted by the Stock Option Committee. No transfer of an option by the optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with the written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such option. During the lifetime of the optionee, the option may be exercised only by the optionee, except in the case of Non-Qualifying Options as otherwise permitted by the Stock Option Committee.

14.  Amendment, Modification and Termination of the Plan:

     The Board or the Stock Option Committee, as the case may be, may terminate, and at any time and from time to time, in any respect, amend or modify the Plan; provided, however, that no such action of the Board, or the Stock Option Committee, as the case may be, without approval of shareholders, may (a) increase the total amount of Common Stock which is available for the grant of options under the Plan except as permitted by law or regulation; (b) permit Incentive Options to be granted with exercise prices at less than the fair market value; (c) permit adjustment or reductions in the price at which shares may be purchased under the Plan, except in each case as permitted by the provisions of Paragraph 12 above; provided that the restrictions imposed by this clause shall in no way limit the power to grant more than one option to any employee; (d) permit the maximum option period provided in Paragraph 7 to be extended; or (e) affect the status or eligibility of the Plan pursuant to Regulation 16b-3 of the Securities Exchange Act of 1934 or Section 422 of the Code. No amendment, modification or termination of the Plan shall in any manner adversely affect any option theretofore granted under the Plan without the consent of the optionee; but it shall be conclusively presumed that any adjustment for changes as provided in Paragraph 12 does not adversely affect any such right.

15.  Finality of Determinations:

     Each determination, interpretation, or other action made or taken by the Board or the Stock Option Committee, as the case may be, pursuant to the provisions of the Plan, shall be final and shall be binding and conclusive for all purposes and upon all persons.

16.  Employment:

     Nothing in the Plan or in any Stock Option Agreement under the Plan shall confer on any person the right to become an employee of the Company or any of its Subsidiaries or on any employee any right to continue in the employ of the Company or any of its Subsidiaries or affect in any way the right of the Company or any of its Subsidiaries to terminate his employment at any time.

17.  Additional Provisions:

     Anything herein to the contrary notwithstanding, the Board or the Stock Option Committee, as the case may be, may, in their sole discretion, impose more restrictive conditions on the exercise of an option granted pursuant to the Plan; however, any and all such conditions shall be specified in the Stock Option Agreement limiting and defining such option.

18.  Effective Date of Plan:

     The Plan was adopted by the Board of Directors on November 9, 1993.



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                                    EXHIBIT B

                               Proposed Amendment
              to Article FOURTH of the Certificate of Incorporation
                                 of Howtek, Inc.

     FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is Twenty-Six Million (26,000,000) shares, of which Twenty-Five Million (25,000,000) shares shall be Common Stock, par value $.01 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

          the designation of the series and the number of shares to constitute such series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

          the dividend rate (or method of determining such rate), any conditions on which and times at which dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock including the Preferred Stock, and whether such dividends shall be cumulative or non-cumulative;

          whether the series will be redeemable (at the option of the Company or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the company or another corporation;

          whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

          the conversion or exchange rights (at the option of the Company or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments and other terms of conversion or exchange;

          whether the shares of such series shall have voting rights in addition to any voting rights provided as a matter of law and, if so, the terms of such voting rights, which may be general or limited;

          the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue or reissue or sale of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class;


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


          the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or upon any dissolution of the assets of the Company (including preferences over the Common Stock or other class or classes or series of capital stock including the Preferred Stock);

          the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Company;

          the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock; and

          such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with the provisions of the Certificate of Incorporation, as amended, or applicable law.

     All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Company (including share surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

     Except as otherwise may be required by law, and except as otherwise may be provided in the Certificate of Incorporation, as amended, or in the resolution of the Board of Directors of the Company creating any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.




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